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                                                                    Exhibit 10.3








                       SHARE PURCHASE AND OPTION AGREEMENT






                                      AMONG



                             THERMOTREX CORPORATION

                                       AND

                               GIVEN IMAGING LTD.






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                       SHARE PURCHASE AND OPTION AGREEMENT


      This Share Purchase and Option Agreement (the "Agreement") is entered into as of the 15th day of April, 1998 by and among, ThermoTrex Corporation, a Delaware corporation, with its principal office at 81 Wyman Street, Waltham, MA, U.S.A. ("TTC") of the first party, and GIven Imaging Ltd., an Israeli company, with its principal office at Building 7B, New Industrial Park, P.O. Box 258, Yokneam 20692, Israel (the "Company") of the second party.



                              PRELIMINARY STATEMENT

      The parties to this Agreement have executed a Letter of Intent dated December 23, 1997 (the "LOI") which sets forth their basic understandings and guidelines regarding, among other, the transactions provided for in this Agreement, under which TTC acquires five percent (5%) ownership interest in the Company, and is hereby granted options to increase its ownership interests in the Company, in accordance with the terms and conditions as specified in this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:



1.    ISSUE AND PURCHASE OF SHARES

1.01 ISSUE OF SHARES BY THE COMPANY. Subject to and upon the terms and conditions of this Agreement, including the Company's receipt of the purchase price, as provided for in Section 1.02 below, upon execution of this Agreement, the Company shall issue and deliver to TTC and TTC shall acquire and accept from the Company fifty thousand (50,000) ordinary shares par value NIS 0.01 of the Company (the "Issued Shares").

      Upon execution of this Agreement the Company shall present to TTC all required resolutions and other documentation regarding the issue of the Issued Shares (e.g., Board of Directors' resolution certified by the Company's counsel to be true and correct and in accordance with the Company's Memorandum and Articles of Association, and share issue form in respect of the Issued Shares for submission to the Registrar Office as defined below).

1.02 PURCHASE PRICE FOR THE ISSUED SHARES. The purchase price to be paid by TTC for the Issued Shares shall be three hundred thousand US dollars (US$300,000). The purchase price for the Issued Shares shall be paid to the Company upon execution of this Agreement, by certified check or by wire transfer to an account designated by the Company.

      The Company shall bear and pay the costs, including stamp duty, for the issue of the Issued Shares.

1.03 TTC HOLDINGS. The Company hereby declares that the Issued Shares shall represent five percent (5%) of the total number of the issued and


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      outstanding ordinary shares of the Company, immediately after the issue of
      Issued Shares as provided for above.

1.04 REGISTRATION OF SHARES. The Company hereby undertakes to submit the required documents for the registration of the Issued Shares under the name of TTC, at the Companies Registrar Office in Jerusalem, Israel (the "Registrar Office") within fourteen (14) business days following the execution of this Agreement.

1.05 FURTHER ASSURANCES. At any time and from time to time after the execution of this Agreement, at TTC's request and without further consideration, the Company shall promptly take all action necessary in order to effectively transfer, convey, assign and confirm TTC's ownership and title to the Issued Shares, as provided under this Agreement.



2.    OPTION TO PURCHASE SHARES

2.01 Subject to the terms and conditions set forth herein, the Company hereby grants TTC, without further consideration, the options to acquire:

(a) FIRST OPTION. The number of ordinary shares par value NIS 0.01 of the Company ("Ordinary Shares") that, when added to the Issued Shares, will amount to ten percent (10%) of the total number of the issued and outstanding Ordinary Shares of the Company, immediately after the issue of such additional Ordinary Shares (such additional Ordinary Shares shall be referred to hereinafter as the "First Option Shares").

      The option to purchase the First Option Shares may be exercised by TTC at any time within six (6) months following the execution of this Agreement (the "First Option Period"), at a purchase price of three hundred and seventy five thousand U.S. dollars (U.S. $375,000).

      However, in the event that the Company will sell an equity interest to any third party (excluding issues of equity interests under an Employee Stock Option Plan) during the two (2) year period following the execution of this Agreement, for a purchase price less than the equivalent of seventy five thousand U.S. dollars (U.S. $75,000) for each one percent (1%) equity interest in the Company, then TTC shall be entitled to receive additional Ordinary Shares in the Company for consideration of their par value only, representing the additional equity interest resulting from the following equation:



                                 375,000           X
                              ---------------  =  ---
                                  5 + Z            Y


X - Third Party Total Purchase Price

Y - Equity Interest in the Company purchased by a third party

Z - Additional equity interest to be issued to TTC

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(b)   SECOND OPTION. The number of Ordinary Shares equivalent to five percent
      (5%) of the total number of issued and outstanding Ordinary Shares of the Company, immediately after the issue of such additional Ordinary Shares (such additional Ordinary Shares shall be referred to hereinafter as the "Second Option Shares").

      The option to purchase the Second Option Shares may be exercised by TTC at any time within five (5) years following the execution of this Agreement (the "Second Option Period") at a purchase price of two million, two hundred and fifty thousand US dollars (US $2,250,000), provided that TTC had exercised the First Option in accordance with the provisions of this Agreement.

      In the event that Company shares will be offered to the public through an initial public offering ("IPO") prior to the conclusion of the Second Option Period, TTC's option to purchase the Second Option Shares shall terminate immediately prior to the IPO. However, under the above circumstances, TTC will be entitled to exercise the option to purchase the Second Option Shares immediately prior to the IPO, at the lower of either the purchase price mentioned in the previous paragraph or at the purchase price of the shares issued through the IPO (calculated on a five percent (5%) equity interest basis).

2.02  NON-DILUTION AND PREEMPTIVE RIGHTS.

      The Parties have agreed upon the following mechanisms, which shall provide TTC with the opportunity to maintain its equity interest in the Company. Such mechanisms shall not apply to issues of equity interests under a Stock Option Plan:

(a) NON-DILUTION. In the event that any capital investments in the Company, other than the capital investments by TTC contemplated by this Agreement, shall take place at any time within the First Option Period, TTC shall be entitled to receive additional equity interest(s) in the Company for consideration of their par value only, at the percentage necessary to maintain TTC's holdings in the Company prior to such third party capital investment and accordingly to prevent any dilution of its percentage holding of the Company's issued and outstanding share capital.

      The above non-dilution mechanism shall apply MUTATIS MUTANDIS in the event that TTC's share of the Company equity shall decrease due to any reason whatsoever, including through a stock dividend to any other shareholder.

(b) PREEMPTIVE RIGHTS. In the event that TTC shall exercise its right to purchase the First Option Shares, as set forth in Subsection 2.01(a) above, TTC shall thereafter have preemptive rights to participate, pro rata to its equity interest in the Company, in any additional equity financing of the Company by any third party, under terms and conditions equivalent to the terms and conditions which shall be concluded with any such third party, in accordance with the


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      Company's Articles of Association. Preemptive Rights under this Subsection
      2.02(b) shall be in effect until the Company and/or its shareholders shall offer their shares to the public through an initial public offering (IPO).

2.03 The exercise of any of the options set forth in Subsection 2.01 above shall be effected by delivery to the Company of a written notice of such exercise (the "Option Exercise Notice"), concurrently with payment of the purchase price. The Company shall issue the Shares to TTC within Five (5) business days following the day on which the Option Exercise Notice shall be received by the Company.

      The Preemptive Rights set forth in Subsection 2.02(b) above shall be exercised in the manner provided by the Articles of Association of the Company.

2.04 The Company shall take all actions necessary to ensure that immediately prior to the exercise of any of the options or rights to purchase Ordinary Shares set forth in Subsections 2.01 and 2.02 above, it shall have sufficient authorized capital to enable the Company to issue the required Ordinary Shares upon the exercise of any such options or rights.

2.05 REGISTRATION OF SHARES. The Company hereby undertakes to submit the required documents for the registration of the Ordinary Shares purchased through the exercise of any of the above-mentioned options or rights under the name of TTC at the Registrar Office, within fourteen (14) business days following their purchase.

      The Company shall bear and pay the costs, including stamp duty, for issue of any additional Ordinary Shares.

2.06 Upon execution of this Agreement the Company shall present to TTC all required resolutions and other documentation regarding the options granted to TTC as set forth is this Section 2 (e.g., Board of Directors' resolution, certified by the Company's counsel to be true and correct and in accordance with the Company's Memorandum and Articles of Association).

2.07 FURTHER ASSURANCES. At any time and from time to time after the exercise of any of the above-mentioned options or rights, at TTC's request and without further consideration, the Company shall promptly take all action necessary in order to effectively transfer, convey, assign and confirm TTC's ownership and title to the Ordinary Shares purchased by same, as provided under this Section 2.



3.    COMPANY TECHNOLOGY.

      The Company is engaged in the development of an in vivo video camera and an autonomous video endoscope, including a swallowable capsule with a camera and an optical system, a transmitter and a reception system.


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      All such technology, and any technology whatsoever which at any time will be initiated, developed, modified, enhanced and/or improved by the Company or on its behalf, together shall be referred to herein as "Company Technology".



4.    COMPANY MANAGEMENT

      Concurrently with the execution of this Agreement and as a condition to its coming into force, the Parties to this Agreement and RDC - Rafael Development Corporation Ltd. ("RDC") shall execute a Shareholders Agreement, which shall embody the Parties' mutual agreements regarding the operations of the Company and other affiliated entities and their rights as Company shareholders.



5.    COMPANY FINANCING

5.01 OUTSTANDING INDEBTEDNESS. As of February 28, 1998, the aggregate amount of the outstanding indebtedness of the Company exceeding its assets was forty six thousand and five hundred U.S. dollars (U.S. $46,500).

5.02 USE OF COMPANY FUNDS. Funds received by the Company from TTC upon the exercise of the option to purchase the First Option Shares, shall be utilized first to timely pay the Company's debts as required and then to fund continued technology developments as determined by the Company and in the ordinary course of its business, as it is presently conducted or proposed to be conducted.



6.    EMPLOYMENT AGREEMENTS

      The employment agreements executed by the Company with its key employees (Mr. Gavriel Meron and Mr. Benjamin Eden) prior to the execution of this Agreement are hereby attached as EXHIBIT A to this Agreement.



7.    REPRESENTATIONS OF THE COMPANY REGARDING THE COMPANY AND THE ISSUED SHARES

      The Company hereby represents and warrants to TTC the following to be true as of the date hereof:

7.01 ORGANIZATION. The Company is a private company limited in shares duly incorporated on January 4, 1998 and registered at the Registrar Office, validly existing and active under the laws of the State of Israel, and has all requisite power and authority (corporate and other) to own its properties, to carry on its business as now being conducted, to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby. Attached hereto as
      SCHEDULE 7.01 are complete copies of the Company's Certificate of Registration, Memorandum and Articles of Association and any Special Resolutions (as such term is defined in the Companies Ordinance [New Version] of 1983 (the "Companies Ordinance")) which the Company adopted since its incorporation.


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      The Company has neither: (i) received any notice from the Companies
      Registrar that its registration may be invoked, stricken or erased, nor
      (ii) are there any proceedings for the involuntary dissolution or winding-up of the Company taken or threatened.

7.02 CAPITALIZATION OF THE COMPANY. The Company's authorized share capital consists of six million and five hundred thousand (6,500,000) Ordinary Shares and five hundred thousand Ordinary A' Shares, all of NIS 0.01 par value each, of which nine hundred thousand (900,000) Ordinary Shares are issued and outstanding on the date hereof and held or owned, directly or indirectly, by RDC. All such issued and outstanding Ordinary Shares have been and shall, upon execution of this Agreement, be duly and validly issued and are, or will be on such date, fully paid and non-assessable. Except as detailed in SCHEDULE 7.02 attached hereto, there are not outstanding (i) any options, warrants or other rights to purchase from the Company any share capital of the Company, other than TTC's options and rights provided for in Subsections 2.01 and 2.02 to this Agreement above;
      (ii) any securities convertible into or exchangeable for shares; or (iii) any other commitments of any kind for the issuance of additional shares or options, warrants or other securities of the Company.

7.03 BOARD OF DIRECTORS. Mr. Ruben Krupik and Mr. Zvi Ben-David are the members of the Company's Board of Directors.

7.04 SUBSIDIARIES; AFFILIATED ENTITIES. SCHEDULE 7.04 attached hereto sets forth a true, correct and complete list of the name and percentage ownership by RDC of each corporation, partnership, joint venture or other entity in which RDC has, directly or indirectly, any equity interest which has or at any time as of the incorporation of the Company had a contractual relationship with the Company and a description of the nature of such relationship.

      The Company has no subsidiaries.

7.05 AUTHORIZATION. The execution and delivery by the Company of this Agreement and the agreements provided for herein have been duly authorized by all requisite corporate action of the Company. This Agreement, and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company is a party, constitute the valid and legally binding obligations of the Company, enforceable against it in accordance with their respective terms. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or the passage of time or both (a) violate the provisions of any law, rule or regulation applicable to the Company; or
      (b) violate the provisions of the Certificate of Registration or Memorandum and Articles of Association of the Company; or (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company


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      pursuant to any indenture, mortgage, deed of trust or other instrument or agreement to which the Company is a party or by which the Company or any of its assets is or may be bound, which may reasonably be expected to have a material adverse effect on the Company. The Company represents that no consent of any third parties, including the Israeli Government and all affiliated entities, is required in connection with the consummation by the Company of the transactions contemplated by this Agreement, the lack of which may prevent the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      Without derogating from the generality of the foregoing, the Company undertakes to immediately take all actions necessary in order to obtain any such required consents of third parties.

7.06 BUSINESS PLAN. Attached as EXHIBIT B to this Agreement is the business plan of the Company as of January 1, 1998 (the "Business Plan").

      On the basis of the Company's knowledge, information and belief, as presented in the Business Plan, the opinions and assumptions contained in the Business Plan are reasonable, financial projections set out in the Business Plan have been prepared with reasonable care and consideration, and there are no other facts of which the Company is aware which are likely to render any such opinions, assumptions or projections misleading, but no assurance can be or is given that any of the forecast projections or expectations will be attained.

7.07 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent (a) reflected in the Business Plan, (b) set forth on SCHEDULE 7.07 attached hereto, or (c) incurred in the ordinary course of business and not material in amount, either individually or in the aggregate, the Company does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent or otherwise, which is material to the condition (financial or otherwise) of the assets, properties, business or prospects of the Company taken as a whole.

7.08  LITIGATION.

(a) There is no action, suit or proceeding to which the Company is a party (either as a plaintiff or defendant) pending or, to the best knowledge of the Company, threatened against the Company before any court or governmental agency, authority, body or any arbitrator and the Company is not aware of any basis for any such action, suit or proceeding.

(b) The Company and any officer, director or employee of the Company have not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body or any arbitrator from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the Company.

(c) To the best knowledge of the Company, upon execution of this Agreement there is not in existence any order, judgment or decree of


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      any court, tribunal or agency enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties.

7.09 INSURANCE. SCHEDULE 7.09 attached hereto sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, automobile and other insurance policies maintained by the Company and of all life insurance policies maintained on the lives of any of its employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims under such Insurance Policies since the Company's incorporation. The Insurance Policies are in full force and effect and, in the Company's reasonable judgment, are in amounts which are adequate and customary for the Company's business as presently conducted. All premiums due on the Insurance Policies or renewals thereof have been paid, and there is no default by the Company under the Insurance Policies which may cause their termination or may result in the Company's loss of its right(s) to receive payment(s) thereunder.

7.10 TANGIBLE PROPERTY. SCHEDULE 7.10 attached hereto sets forth (i) a true, correct and complete list of all items of tangible property valued at five hundred U.S. dollars (U.S. $500) or more which are owned by the Company as of the date hereof or not owned by the Company but in the possession of or used by the Company in the business of the Company (collectively, the "Tangible Property"); and (ii) a description of the owner of, and any agreement relating to the use of, each item of Tangible Property not owned by the Company and the circumstances under which such Tangible Property is used. Except as disclosed in SCHEDULE 7.10,

(a) The Company has good and marketable title to each item of Tangible Property, free and clear of all liens, leases, encumbrances, claims, conditional sales contracts, security interests, charges and restrictions;

(b) The Tangible Property is in good operating condition and repair, normal wear and tear excepted, is currently used by the Company in the ordinary course of its business and normal maintenance has been consistently performed with respect to the Tangible Property; and

(c) The Company has the right to use all of the Tangible Property in the operation of its business without any limitations whatsoever.

7.11 INTANGIBLE PROPERTY. SCHEDULE 7.11 attached hereto sets forth: (i) a true, correct and complete list, and, where appropriate, a description of, all existing items of intangible property owned or used by the Company in connection with the business of the Company, including, but not limited to, trade secrets, know-how, any other confidential information of the Company, patents, trade names, trademarks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing (the "Intangible Property"); and (ii) a true, correct and


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      complete list of all licenses or similar agreements or arrangements to which the Company is a party, with respect to the Intangible Property.

      Except as otherwise disclosed in SCHEDULE 7.11,

(a) The Company is the sole and exclusive owner of all right, title and interest in and to the Intangible Property, as far as such rights are recognized by the applicable laws, free and clear of all liens, security interests, charges, encumbrances or other third party rights or claims;

(b) The Company has the right and authority to use, and to continue to use after the execution of this Agreement, the Intangible Property in connection with the conduct of its business in the manner presently conducted or proposed to be conducted, and as far as the Company is aware, however without conducting any investigation (except for as set forth in the opinion of A. Tally Eitan, Zeev Pearl, D. Latzer & Co. dated June 12, 1997, attached hereto as SCHEDULE 7.11(B)), such use or continuing use does not and will not conflict with, infringe upon or violate any currently existing intellectual property rights of any other person, corporation or entity;

(c) The Company has not received notice of a pleading or threatened claim, interference action or other judicial or adversarial proceeding against the Company, that any of the operations or activities of the Company infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally using the intellectual property rights of others;

(d) The Company received no communication concerning any outstanding or any threatened disputes or other disagreements with respect to any of the agreements or arrangements described in SCHEDULE 7.11 or with respect to infringement by a third party of any of the Intangible Property;

(e) The Company has taken all available steps reasonably necessary, according to its best judgment, to protect its right, title and interest in and to the Intangible Property and the continued use of the Intangible Property.

(f) Without derogating from the generality of the above, the Company hereby declares and warrants that:

(1) The Company has not disclosed to any third party any Intangible Property of material importance which is not legally protected without such third party undertaking written confidentiality restrictions, except as necessary for the process of registration of patents. All such executed confidentiality restrictions are attached to or mentioned in EXHIBIT C to this Agreement;

(2) The Company does not have any knowledge, however without conducting any inquiry, that any third party is infringing, or will threaten to infringe upon or otherwise violate any of the


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      Intangible Property in which the Company has ownership rights.

7.12 LEASES AND REAL ESTATE. SCHEDULE 7.12 attached hereto sets forth a true, correct and complete list of all leases of real property to which the Company is a party. The Company does not own any real estate.

7.13 TAX MATTERS. With respect to the period since its incorporation and up to and including the execution of this Agreement, the Company has been registered with the Israeli Tax Authorities and has filed with the appropriate tax authorities all of the tax statements, reports or returns as are required by law, including but not limited to statements, reports and/or returns relating to income tax and value added tax (where applicable), except as otherwise disclosed in SCHEDULE 7.13. The Company has not obtained any final tax assessments.

7.14 BOOKS AND RECORDS. The books of account of the Company and all other tax reports filed by the Company are in all material respects in accordance with all applicable procedures required by Israeli law and regulations.

7.15  CONTRACTS AND COMMITMENTS.

(a) SCHEDULE 7.15 attached hereto contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

(i) All loan agreements, mortgages and guaranties to which the Company is a party or by which the Company or any of its property is bound;

(ii) All pledges, security agreements, liens, charges, encumbrances, Tangible Property leases and lease purchase agreements to which the Company is a party or by which any of its property is bound;

(iii) All material contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Company is a party or by which it is bound, including such undertakings which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of the Company;

(iv) All employment and consulting agreements, executive compensation plans, pension plans, health and accident insurance and other employee benefit plans (unless referred to in the employment agreements), and all other agreements (whether collective or personal), collective arrangements or commitments related to Employment issues to which the Company is a party or by which the Company or any of its property are bound;

(v) All contracts, agreements or other understandings or arrangements between the Company and any of its shareholders or any affiliated entities to same;


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(vi)  All contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on the Company; and

(vii) Any other material agreements or contracts entered into by the Company.

(b)   Except as set forth on SCHEDULE 7.15:

(i) Each Contract is a valid and binding agreement of the Company, enforceable by or against the Company in accordance with its terms, and the Company does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

(ii) The Company has fulfilled all material obligations required, pursuant to the Contracts, to have been performed by the Company, as the case may be, on or prior to the execution of this Agreement, and the Company, as the case may be, has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the execution of this Agreement;

(iii) The Company is not in breach of or default under any Contract, which may reasonably be expected to have a material adverse effect on the Company's business, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto, which may reasonably be expected to have a material adverse effect on the Company's business. Without derogating from the generality of the above, the Company is not in breach of or default under the Technology Purchase and License Agreement executed among itself and Rafael - Armament Development Authority, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default by the Company or result in a loss of any rights of the Company under such Agreement;

(iv) The Company is not aware of any existing breach or default by any other party to any Contract, which may reasonably be expected to have a material adverse effect on the Company's business, nor is it aware of an event which has occurred which with the passage of time or giving of notice or both would constitute such a default by such other party, result in a loss of rights of the Company or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto, which may reasonably be expected to have a material adverse effect on the Company's business;

(v) The Company is not restricted by any Contract from carrying on its business anywhere in the world.


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7.16  COMPLIANCE WITH LAWS AND DECREES. The Company is not aware of being in violation of any law, regulation, ordinance, ruling, order or decree relating to its business or properties, which may reasonably be expected to have a material adverse effect on the Company. The Company has had no notice or communication from any governmental authority or otherwise of any such violation or noncompliance of national and local laws.

7.17  EMPLOYEE RELATIONS.

(a) As far as it is aware, the Company is, in all material aspects, in compliance with all Israeli Employment Laws, Regulations, Collective and Individual Agreements, and there are no arrears in the payment of wages, social security taxes, withholding taxes etc.

(b) There are no pending proceedings at the Israeli Labor Court or otherwise arising out of or under any employment agreement to which the Company is a party, nor any basis for which a claim may be threatened against the Company in respect of or under any employment agreement to which the Company is a party;

(c) SCHEDULE 7.17 sets forth a true, correct and complete list of the current payroll of the Company, including salary, wage rates and bonuses and benefit plans of each of the Company's employees.

(d) The Company has adopted a share option plan for employees, consultants and directors, involving no more than ten percent (10% ) of its share capital, calculated immediately after the consummation of the investment by TTC under Section 1 above and by the DEP Group as provided in Schedule 7.02 (plus an additional two percent (2%) to be granted to Mr. Gavriel Meron, in the event that certain conditions precedent set forth in Mr. Gavriel Meron's Employment Agreement, attached as Exhibit A to this Agreement, will be fulfilled). A copy of the Company's 1998 Option Plan is attached to Schedule 7.17.

7.18  EMPLOYMENT MATTERS.

(a) CLAIMS AND LITIGATION. The Company has not received notice of any threatened, nor is it party to any pending claims, suits or other proceedings by present or former employees of the Company, the Israeli Income Tax or the Social Security Authorities.

(b) The Company is not aware of any claims against it by any of its employees or its former employees for severance payments.

7.19  ABSENCE OF CERTAIN CHANGES OR EVENTS.

(a) As of February 28, 1998, the Company has not entered into any transaction which is not in the usual and ordinary course of business, except as disclosed in SCHEDULE 7.19, and, without limiting the generality of the foregoing, the Company has not incurred any material obligation or liability not in its ordinary course of business.

(b) The Company has no knowledge of any existing or threatened occurrence, event or development within the Company or in connection therewith, which was not disclosed to TTC or its representatives and which, as far as can be reasonably foreseen, could have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Company.

7.20 INDEBTEDNESS TO AND FROM OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as set forth on SCHEDULE 7.20 attached hereto, the Company is not indebted directly or indirectly, to any person who is an officer, director or shareholder of the Company or any affiliate of any such person in any amount whatsoever, other than of salaries for services rendered or reimbursable business expenses anticipated to be incurred by such obligor.

7.21 BANKING FACILITIES. SCHEDULE 7.21 attached hereto sets forth a true, correct and complete list of:

(a) Each bank, or similar financial institution in which the Company has an account and the numbers of the accounts maintained by the Company; and

(b) The names of all persons authorized to draw on each such account together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

7.22 POWERS OF ATTORNEY AND SURETYSHIPS. Except as detailed in SCHEDULE 7.22, the Company does not have any general or special powers of attorney outstanding or accruing, contingent or otherwise, as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

7.23 REGULATORY APPROVALS. All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company or any entity directly or indirectly controlling it and/or the Company Technology, including Rafael - Armament Development Authority of the Israeli Ministry of Defense, and the lack of which may prevent the execution by the Company of this Agreement or any documents to be executed by the Company or by RDC in connection herewith have been obtained and satisfied.

7.24 DISCLOSURE. The information concerning the Company set forth in this Agreement, the Exhibits and Schedules attached hereto and any document, written statement or certificate furnished or to be furnished to TTC pursuant hereto, including, without limitation, Y. Ben-Dror's letter to Jack Whiting, Esq. of March 2, 1998 summarizing information received from the Company regarding various Due Diligence issues, attached as EXHIBIT D to this Agreement, does not or will not, as the case may be, contain any untrue statement of a material fact or omit any fact necessary to make the statements and facts contained herein not false or knowingly misleading. The Company has disclosed to TTC all material facts known to it pertaining to the transactions contemplated by this Agreement and the Exhibits hereto or any transactions contemplated herein, which the Company deems material to TTC's decision to enter this Agreement.

      Copies of all documents heretofore or hereafter delivered by or on behalf of the Company or made available to TTC by or on behalf of the Company pursuant to this Agreement were or will be complete and accurate copies of such documents.

8.    REPRESENTATIONS OF TTC

      TTC represents and warrants to the Company as follows:

8.01 ORGANIZATION AND AUTHORITIES. TTC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. TTC has full power to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.

8.02 AUTHORIZATION. The execution and delivery of this Agreement by TTC, and the consummation by TTC of the transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of TTC, enforceable against TTC in accordance with their respective terms.

8.03 COMPLETION OF INVESTIGATION. Subject to Section 7.24 above, TTC has received all the information which it considers sufficient for deciding whether to invest in the Company as provided in this Agreement, had the opportunity to ask questions and receive answers from the Company regarding the Company, its assets, technology, financial status, business and otherwise, and based on such information it has decided to enter into this Agreement.

8.04 HIGH-RISK INVESTMENT. TTC is aware that an investment in the Company as a technology "start-up" company involves a high degree of risk, there is no assurance that its development or business goals will ever be achieved nor that any market for the Company's shares will exist in the future, and the Company currently does not have any sales, and TTC is financially capable of sustaining the loss of its entire investment in the Company.

8.05 COMPETING ACTIVITIES. Neither TTC nor any of its affiliates is engaged in the development of a product similar to the product described in Section 3 to this Agreement.

      Any individual acting on behalf of TTC as member of the Board of Directors of the Company, the Board of Directors of GIven Imaging Inc. or the Advisory Committee shall execute, no later than the first meeting in which she or he will participate, a non-compete undertaking as provided for in
      SCHEDULE 8.05.

9.    COVENANTS OF THE COMPANY

      The Company hereby undertakes to comply with the following provisions (after Company shares have been offered to the public through an IPO, the Company will continue to comply with the provisions, subject to any applicable Securities Acts and Regulations, and Underwriters' requirements):

9.01 AFFIRMATIVE COVENANTS. The Company covenants and agrees with TTC, that following the execution of this Agreement, the Company will comply with the following provisions:

(a) FINANCIAL INFORMATION. The Company shall maintain a system of accounting established and administered in accordance with Israeli generally accepted accounting principles consistently applied, will keep full and complete financial records and will furnish TTC with the following reports in English, as long as TTC is a shareholder of the Company:

(i) As soon as practicable following the end of each year, and in any event within sixty (60) days thereafter, audited financial statements of the Company for the end of such year, prepared in accordance with Israeli generally accepted accounting principles consistently applied (and according to the Israeli Securities Law and Regulations) in NIS adjusted to the CPI or to U.S. dollars, as shall be determined by the Board of Directors, and at TTC's request and for it's convenience such reports shall be provided to TTC translated to U.S. dollars and contain notes on adjustment to U.S. generally accepted accounting principles.

(ii) As soon as practicable following the end of the first, second and third quarter in each year, and in any event within thirty (30) days thereafter, unaudited but reviewed financial statements of the Company for the end of each quarter, certified by the chief financial officer of the Company, prepared in accordance with U.S. and Israeli generally accepted accounting principles consistently applied (according to the Israeli Security Law and Regulations) in NIS adjusted to the CPI or to U.S. dollars, as shall be determined by the Board of Directors, and at TTC's request and for it's convenience, such reports shall be provided to TTC translated to U.S. dollars and contain notes on adjustment to U.S. generally accepted accounting principles.

(iii) At least ten (10) days prior to the commencement of each year, a draft detailed budget for the immediately ensuing year.

(b) INSPECTION. The Company, upon at least three (3) business days' prior notice from TTC, will permit a representative of TTC, at TTC's expense, to visit and inspect any of the properties of the Company, including its books of account, to make copies and extracts therefrom and to discuss the affairs, finances and accounts of the Company with its officers, all at such reasonable times and as often as TTC may reasonably request. Such information received by any representative of TTC shall be subject to the provisions of Section 10 below.

(c) MARKETING AND DISTRIBUTION OF COMPANY PRODUCTS. All Company products based on the Company Technology shall be marketed and distributed in the U.S.A. through GIven Imaging Inc., or any other subsidiary of the Company which will be directly or indirectly controlled by the Company.

9.02 NEGATIVE COVENANTS. As of the exercise of the First Option, the Company shall not, without the prior written consent of TTC:

(a) MERGERS. Merge or consolidate with, or sell, assign, lease or otherwise transfer or dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to any person or entity, subject to Subsection 9.04 below.

      The provisions of this Subsection shall not apply in the event that TTC's holdings of Company shares shall drop below 10% (ten percent) of the Company's outstanding and issued share capital at the relevant time (not including dilution due to issue of shares under an Employee Stock Option
      Plan).

(b) TRANSACTIONS WITH AFFILIATES OR SHAREHOLDERS. Enter into, execute or be a party to any transaction with one of the Company's affiliates or shareholders, except in the ordinary course of business and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms which are no less favorable to the Company than those terms which the Company would obtain under open market conditions, where available.

(c) INTANGIBLE PROPERTY. Subject to Subsection 9.04 below, sell, assign, lease, license or otherwise transfer or dispose of any substantial segment of the Intangible Property, not including subcontracting, manufacturing, OEM and licensing the Company's Trademarks and Trade-names. The provisions of this Subsection shall not apply in the event that TTC's holdings of Company shares shall drop below 10% (ten percent) of the Company's outstanding and issued share capital at the relevant time (not including dilution due to issue of shares under an Employee Stock Option Plan).

(d) MEMORANDUM AND ARTICLES OF ASSOCIATION. Alter provisions of its Memorandum and Articles of Association (excluding alterations provided for in the Shareholders Agreement) to the extent that such alteration impairs the rights of TTC under this Agreement or the Shareholders Agreement. Alterations which evenly affect the rights of all then existing shareholders shall not be regarded as impairing TTC's rights under this Subsection 9.02(d)).

9.03 CONTINUATION OF BUSINESS. Following the exercise of the First Option, the Company shall not, without the prior consent of the director appointed by TTC to the Company's Board of Directors, provided that such director is appointed and is not precluded from participating in meeting of the Company's Board of Directors by law or by the Company's Articles of Association, entirely change the nature or character of the business conducted or proposed to be conducted by the Company from that described in the Business Plan.

9.04 RIGHT OF FIRST OFFER. Upon or prior to entering into significant negotiations with any third party for engaging in any of the transactions referred to under paragraphs (a) or (c) of Subsection 9.02 above (hereinafter, a "MATERIAL TRANSACTION"), the Company shall notify TTC in writing of its intention of entering into such negotiations, together with a general description of such intended Material Transaction, the proposed terms thereof and the identity of the third party involved. TTC shall have fourteen (14) days from receiving such notice to respond in writing, stating whether or not it is interested in entering into negotiations with the Company regarding such Material Transaction on the basis of the proposed terms set forth in the Company's notice. Should TTC give an affirmative response within the said fourteen (14) day period, then the Company shall enter into good-faith negotiations with TTC (and/or other parties designated by TTC) and all parties shall employ their respective best efforts to reach an agreement within forty-five (45) days following TTC's response. If the Company and TTC shall not be able to reach such an agreement within such period, then the Company shall be at liberty to commence or resume negotiations with the third party and consummate the Material Transaction, without the need for TTC's consent as provided in Subsection 9.02 above, provided that (i) the terms of such Material Transaction shall be no less favorable to the Company then the terms proposed by TTC during the negotiations therewith and (ii) the agreement with such third party shall be signed within ninety (90) days following the expiration of the negotiations with TTC, and TTC at its election shall be entitled to receive its share in the consideration in such transaction, proportionate to its equity interest in the Compnay.



9A.   IN-KIND INVESTMENT

      TTC shall exercise reasonable efforts in its sole discretion in order to provide the Company with pre-clinical and clinical assistance (including pre-regulatory strategy and clinical trial design), as well as with support in acquiring additional capital and assistance in product marketing planning.

      The provisions of this Section shall not apply in the event that TTC's holdings of Company shares shall drop below 10% (ten percent) of the Company's outstanding and issued share capital at the relevant time (not including dilution due to issue of shares under an Employee Stock Option
      Plan).

10.   CONFIDENTIALITY

10.01 TTC agrees that all of the information received by it or to be received by it in the future regarding the Company is provided solely for the purpose of evaluating the transactions contemplated by this Agreement and by the Shareholders Agreement, and will not use any of such information for any other purpose or disclose any of such information to any third party without the prior written consent of the Company, except and only to the extent as required by applicable law, legal process or stock exchange regulations. The Parties agree, however, that any such information may be disclosed to TTC's representatives and advisors on a "need-to-know" basis only, provided that such representatives and advisors agree to keep such information confidential to the same extent as provided in this section 10.

      The obligations of TTC and its representatives and advisors under this paragraph shall not apply to information that TTC can prove (i) is or becomes generally available to the public other than as a result of a breach of this Section 10 by TTC or its representatives or advisors, (ii) becomes available to TTC from a source other than the Company, its shareholders or their representatives or advisors, which source, to TTC's knowledge, after due inquiry, is not bound by a confidentiality obligation, (iii) is known to TTC prior to receiving such information, or
      (iv) has been or subsequently is independently developed by TTC or one of its affiliates.

10.02 The Parties and their respective officers and employees shall maintain full confidentiality as to the substance and matters contained in this Agreement and any information concerning the Company Technology or the other party, provided that the foregoing shall not apply to disclosures and public announcements required in order to comply with applicable laws and regulations. Such disclosures will in no event include technical information which is part of the Company Technology.

      The Parties will coordinate in advance all announcements to the press or the general public concerning this Agreement and the issue and purchase of the Issued Shares and otherwise regarding the Company.

      SCHEDULE 10.02 contains a form of joint press release which the Parties agree that each may release.



11.   CONDITIONS TO OBLIGATIONS OF TTC

      The obligations of TTC under this Agreement are subject to the fulfillment, upon or prior to the execution of this Agreement, of the following conditions precedent, each of which may be waived in writing in the sole discretion of TTC:

11.01 CONSENT OF THIRD PARTIES; WAIVERS. The Company shall attach, as EXHIBIT E to this Agreement, a letter of waiver signed by by RDC, according to which RDC acknowledges that it has no rights or claims whatsoever regarding any of the currently existing intellectual property forming part of the "In Vivo Camera and an Autonomous Video Endoscope Project" engaged by GIven Imaging Ltd., including any possible ownership rights arising out of former employment relations between RDC and any of the persons who have developed or continue to develop such Company Technology, and that it waives any rights it might have had regarding same.

11.02 OPINION OF COUNSEL. TTC shall have received an opinion of Zellermayer & Pelossof, counsel to the Company, dated as of the execution of this Agreement, in substantially the form attached hereto as EXHIBIT F.

11.03 EXECUTION OF A SHAREHOLDERS AGREEMENT. A Shareholders Agreement shall have been executed by the Parties and RDC concurrently with the execution of this Agreement.

11.04 GOVERNMENTAL APPROVALS. All governmental agencies, departments, bureaus, commissions, ministries and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Company of the transactions contemplated by this Agreement, shall have consented to, authorized, permitted or approved all such transactions.



12.   INDEMNIFICATION

12.01 The Parties hereby undertake to indemnify and hold each other harmless from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any reasonable legal, accounting or other expenses for investigating or defending any actions or threatened actions), each in excess of fifty thousand U.S. dollars (U.S. $50,000) (collectively, the "Damages") resulting directly from each and all of the following (a "Breach of Warranty"):

(a) Any misrepresentation or breach of any representation or warranty made by either Party in this Agreement;

(b) Any breach of any covenant, agreement or obligation of either Party contained in this Agreement or in the Shareholders Agreement to be executed by the Parties and RDC concurrently with the execution of this Agreement.

12.02 CLAIMS FOR INDEMNIFICATION. Whenever any claim or demand (hereinafter:
      "Claim") shall arise which may give rise to indemnification under this
      Section 12, the Party which may be seeking indemnification (the "First Party") shall promptly notify in writing the other Party (the "Second Party") of the Claim and, when known, the facts constituting the basis for such Claim.

      In the event of any such Claim hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The First Party shall not be entitled to settle or compromise any such claim without the prior written consent of the Second Party, however:

(a) In the event that the Claim is made under Subsection 12.01(a) above, the consent of the Second Party shall not be required, provided that the claimed amount is two hundred percent (200%) or more of the maximum indemnification amount pursuant to Section 12.06 below;

(b) In the event that the Claim is made under Subsection 12.01(b) above, the consent of the Second Party shall not be unreasonably withheld or delayed.

12.03 DEFENSE UNDERTAKEN BY THE SECOND PARTY. In connection with any Claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than any of the Parties to this Agreement, and at the sole cost and expense of the Second Party, it may, upon written notice to the First Party, assume the defense of any such Claim or legal proceeding, if the Second Party acknowledges to the First Party in writing the obligation of the Second Party to indemnify the First Party with respect to all elements of such Claim, subject to the provisions of Subsection 12.06 below. If the Second Party assumes the defense of any such Claim or legal proceeding, it shall select counsel reasonably acceptable to the First Party to conduct the defense of such claims or legal proceedings and, at the sole cost and expense of the Second Party, shall take all steps necessary in the defense or settlement thereof. The Second Party shall not consent to a settlement of the Claim, or the entry of any judgment arising out of such settlement, without prior written consent of the First Party (which consent shall not be unreasonably withheld or delayed). The First Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense.

      Notwithstanding the above, in the event that the Claim may give rise to indemnification pursuant to Subsection 12.01(a) above and that the claimed amount does not exceed the maximum indemnification amount pursuant to Subsection 12.06 below, then the First Party's consent shall not be required for either the selection of counsel or the settlement of the Claim by the Second Party, unless the proposed settlement may reasonably be expected to have an adverse effect on the reputation of the First Party, in which case the First Party's prior written consent to the proposed settlement shall be required.

      If the Second Party does not assume the defense of any such Claim or litigation resulting therefrom within twenty one (21) days after the date such claim is made: (a) The First Party may defend against such Claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such Claim or litigation, after giving seven (7) days prior written notice of the same to the Second Party, on such terms as the First Party may deem appropriate, and (b) the Second Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the Second Party thereafter seeks to question the manner in which the First Party defended such Claim or the amount or nature of any such settlement, the Second Party shall have the burden to prove that the First Party did not defend or settle such Claim in a reasonably prudent manner.

12.04 PAYMENT OF INDEMNIFICATION OBLIGATIONS. All indemnification by the Parties hereunder shall be effected by payment through wire or delivery of a certified bank check in the amount of the indemnification liability.

12.05 SURVIVAL OF REPRESENTATIONS. All representations and warranties made by the Parties in this Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the execution of this Agreement for a period of two (2) years and shall expire on the second anniversary of the execution date of this Agreement, except for claims, if any, (a) claimed in writing, prior to such second anniversary, as claims for indemnification pursuant to this section 12, or (b) which are based upon fraud by any of the Parties, which shall survive until the passage of the applicable limitation period.

12.06 All indemnification obligations undertaken by the Parties in this Agreement regarding misrepresentations or breach of representations, as provided under Subsection 12.01(a) above, shall be limited, at any given time, to the amount(s) invested at that time by TTC in Company equity, including interest on the amount(s) of such investment(s) at the rate of eight percent (8%) per year, as of the date of investment of each respective amount.

12.07 The indemnification provided for in this Section 12 shall constitute the Parties' sole and exclusive monetary remedy against the Company and/or its representatives for any misrepresentation or breach of any representation or warranty made by either Party in this Agreement.



13.   TERMINATION OF AGREEMENT

13.01 TERMINATION BY AGREEMENT OF THE PARTIES. This Agreement may be terminated by the mutual written agreement of the parties hereto.

13.02 TERMINATION DUE TO A MATERIAL BREACH. Any material breach of this Agreement will entitle the injured Party to terminate either or both this Agreement and the Shareholders Agreement, upon written notice, provided that the other Party fails to cure such breach within twenty one (21) days after it has received written notice from the injured Party regarding such breach.

13.03 AVAILABILITY OF REMEDIES AT LAW. Subject to the provisions of Section
      12.07 above, in the event this Agreement is terminated by either Party, pursuant to the provisions of this Section 13, the Parties hereto shall have available to them all remedies afforded to them by applicable law.

      In the event that following a breach of either this Agreement or the Shareholders Agreement, the injured Party shall terminate this Agreement and demand restitution thereunder, then TTC shall be entitled to restitution of the amount(s) invested at that time by TTC in Company equity, including interest on the amount(s) of such investment(s) at the rate of eight percent (8%) per year, as of the date of investment of each respective amount. Upon full payment of the said amount(s) to TTC, TTC shall voluntarily surrender its Ordinary Shares, and the Parties to this Agreement shall use their best efforts so as to cause the Company's board of directors to adopt a resolution accepting such Ordinary Shares, in accordance with the provisions of Section 11(d) of the Company's amended Articles of Association.

      Alternatively, at the Company's choice, the restitution amount and the interest thereon, as provided above, shall be paid to TTC by another person or entity designated by the Company, and against making such payment in full, such person or entity shall acquire all rights and title in and to TTC's Ordinary Shares, free and clear of any liens or other encumbrances.



14.   FULFILLMENT OF OBLIGATIONS IN GOOD FAITH

      The parties undertake to take, at any time and from time to time and without further consideration, all actions required for the fulfillment in good faith of the obligations under this Agreement and all transactions contemplated hereby.

      Without derogating from the above, the Company shall fully cooperate with TTC in obtaining an "authorized dealer's" stamp on its share certificate, confirming the purchase of the shares by foreign resident in foreign currency, by providing any required document or declaration (including, without limitation, to the Bank of Israel) which TTC may require in order to transfer out of Israel any of the moneys to be paid for Company shares or future payments of the Company or a third party with regard to TTC's rights in the Company.



15.   NOTICES

      Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by courier or by registered or certified mail, postage prepaid and return receipt requested, addressed as follows or to such other address of which the parties may have given notice in accordance with the provisions of this
      Section:

      To TTC:               ThermoTrex Corporation
                            81 Wyman Street
                            P. O. Box 9046
                            Waltham, MA 02254-9046
                            U. S. A.
                            Attention: Chief Executive Officer

       With a copy to:      Y. Ben-Dror Law Offices
                            Avgad Building
                            5 Jabotinski St.
                            Ramat-Gan 52520
                            Israel

       To the Company:      Gavriel Meron, President and CEO
                            GIven Imaging Ltd.
                            Building 7B
                            New Industrial Park
                            P.O. Box 258
                            Yokneam 20692
                            Israel

       With a Copy to:      Adv. Michael Zellermayer
                            Zellermayer & Pelossof
                            Europe House
                            37 Shaul Hamelech Blvd.
                            Tel-Aviv 64928
                            Israel

       and to:              RDC - Rafael Development Corporation Ltd.
                            Building 7B
                            New Industrial Park
                            P.O. Box 258
                            Yokneam 20692
                            Israel

      Such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, or (b) three business days after being sent, if sent by courier, or (c) seven business days after being sent, if sent by registered or certified mail.



16.   SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns, except that TTC, on the one hand and the Company, on the other hand may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Company may assign this Agreement, and its rights and obligations hereunder, to any other legal entity wholly owned by the Company, and TTC may assign this Agreement, and its rights and obligations hereunder, and may transfer its shares in the Company, to any other legal entity affiliated with TTC, including any parent corporation or subsidiary and any affiliated entity to same, provided that either Party remain a guarantor to such assignee's obligations under this Agreement.

      For purposes of this Section 16, a legal entity shall be considered affiliated with TTC or any parent or subsidiary to TTC, in the event that it either "controls" or is "controlled" by any of the above-mentioned entities, within the meaning of such term in the Company's Articles of Association.

17.   ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS

17.01 This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties, including the LOI. TTC and the Company may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by same.

17.02 The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement. If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail.



18.   SEVERABILITY

      Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.



19.   DELAYS OR OMISSIONS; WAIVER

      No delay or omission to exercise any right, power, or remedy accruing to any of the parties upon any breach or default by the other party under this Agreement shall impair any such right or remedy nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein or in any similar breach or default thereafter occurring.



20.   EXPENSES

      The Parties shall each pay their respective expenses incurred in connection with this Agreement and the Shareholders Agreement, including, without limitation, investment banks', financial advisors', and auditors' fees and legal fees and expenses.



21.   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of Israel (excluding its internal Choice of Law Rules), and the competent courts situated in Tel-Aviv shall have exclusive jurisdiction over any dispute arising in connection with this Agreement and/or the Shareholders Agreement.

22.   SECTION HEADINGS

      The section headings are for the convenience of the Parties and in no way alter, modify, amend, limit, or restrict any contractual obligations of the Parties.





23.   COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.





      IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of and on the date first above written.


      -------------------------
       ThermoTrex Corporation

          By:
             -----------------------

          Title:
                --------------------


           /s/ Gavriel Meron
          --------------------------
              GIven Imaging Ltd.

          By: Gavriel Meron
             -----------------------

          Title: President & CEO
                --------------------


      We the undersigned, RDC - Rafael Development Corporation Ltd., hereby represent that we agree to the provisions of Section 2.02 and undertake to fulfill the obligations provided therein.




        28-4-98                       /s/ Z. Ben David       R. Krupik
      -----------                   -------------------------------------------
         Date                         RDC - Rafael Development Corporation Ltd.

                                               By: Z. Ben David      R. Krupik
                                                   ---------------------------

                                            Title:  CFO       President & CFO
                                                   ---------------------------

22. SECTION HEADINGS

    The section headings are for the convenience of the Parties and inno way alter, modify, amend, limit, or restrict any contractual obligations of the Parties.


23. COUNTERPARTS

    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an orginal, but all of which shall be one and the same document.


    IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of and on the date first above written.

        /s/ G. Weinstein
      -------------------------
       ThermoTrex Corporation

          By: Gary S. Weinstein
             -----------------------

          Title: Chairman & CEO
                --------------------



          --------------------------
              GIven Imaging Ltd.

          By:
             -----------------------

          Title:
                --------------------


      We the undersigned, RDC - Rafael Development Corporation Ltd., hereby represent that we agree to the provisions of Section 2.02 and undertake to fulfill the obligations provided therein.





      -----------                   -------------------------------------------
         Date                         RDC - Rafael Development Corporation Ltd.

                                               By:
                                                   ---------------------------

                                            Title:
                                                   ---------------------------